UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2016

Dr Pepper Snapple Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5301 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-673-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into a Material Definitive Agreement.

On November 21, 2016, Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Company”), Superfruit Merger Sub, LLC, a New Jersey limited liability company and wholly-owned subsidiary of the Company (the “Merger Sub”), Bai Brands LLC, a New Jersey limited liability company (“Bai”) and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as representative of the members of Bai, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the closing of the Merger (the “Closing”), pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, and in accordance with the New Jersey Revised Uniform Limited Liability Company Act, Merger Sub will be merged with and into Bai, with Bai surviving as a wholly-owned indirect subsidiary of the Company (the “Effective Time”).

Merger Consideration

The Merger Consideration to be paid by the Company on the Closing Date, subject to certain adjustments in the Merger Agreement, is USD$1.7 billion.

Effect on Bai Units

At the Effective Time, and subject to the terms and conditions of the Merger Agreement:

•                  Each unit of Bai’s issued and outstanding membership interests (the “Bai Units”) will be cancelled and automatically converted into the right to receive a per unit amount of the Merger Consideration (the “Per Unit Closing Consideration”);

•                  Each of Bai’s Restricted Units outstanding immediately prior to the Effective Time will be cancelled and automatically converted into a Bai Unit in accordance with its terms, and such Bai Units will be deemed to be outstanding immediately prior to the Effective Time and will become a right to receive the Per Unit Closing Consideration;

•                  Each of Bai’s Profit Interest Units will be accelerated and will become a right to receive the Per Unit Closing Consideration, less the applicable threshold amount of such Profit Interest Unit; and

•                  Each of the warrants to purchase Bai Units outstanding immediately prior to the Effective Time will be cancelled and automatically converted into a Bai Unit in accordance with its terms, and such Bai Units shall be deemed to be outstanding immediately prior to the Effective Time and will become a right to receive the Per Unit Closing Consideration, less the exercise price of such warrant.

Representations and Warranties, Covenants

Each of the Company and Bai has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of Bai and its Subsidiaries prior to the Effective Time. The parties have also agreed to use their reasonable best efforts to consummate the Merger.

The Company has agreed to use its reasonable best efforts to arrange and obtain the proceeds of the Bridge Loan Facility (defined below) on the terms and conditions described in the Commitment Letter (defined below) and to enter into a definitive agreement with respect to the terms in the Commitment Letter at or prior to the Closing. Bai has agreed to provide to the Company, subject to the terms and conditions of the Merger Agreement and at the Company’s expense, reasonably requested cooperation in order for the Company to complete the Bridge Loan Facility as of the Closing.

Closing Conditions

Consummation of the Merger is subject to certain conditions, including, without limitation, the expiration or termination of the waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Termination

The Merger Agreement may be terminated prior to the Closing upon the occurrence or non-occurrence of certain events, including the following:

•                  by the Company or Bai if the Closing does not occur by the six (6) month anniversary of the date of the Merger Agreement (the “Outside Date”);

•                  by the Company or Bai if any Governmental Authority enacts, issues, enforces, or enters into any statute, rule, regulation, injunction or other order prohibiting the Company and Bai from consummating the Merger and the transactions contemplated thereby that has become final and non-appealable;

•                  by the Company or Bai if the other party breaches in any material respect any of its representations and warranties, covenants or agreements contained in the Merger Agreement, which breach cannot be cured by the Outside Date and results in any of the breaching party’s closing conditions to not be satisfied by the Outside Date provided that the Company or Bai cannot terminate the Agreement pursuant to the other party’s breach if the Company or Bai is then also in breach of its representations and warranties, covenants or agreements contained in the Merger Agreement; and

•                  by Bai if, subject to certain procedures set forth in the Merger Agreement, the Company fails to close within three (3) business days of the end of the Marketing Period and the Company’s receipt from Bai of written confirmation that Bai has met all of its closing conditions under the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference. The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by Bai to the Company in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this report only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company and Bai that is or will be included in reports, statements and other filings that the Company will file with the Securities and Exchange Commission in connection with the Merger.

Debt Commitment Letter

Also on November 21, 2016, the Company signed a commitment letter (the “Commitment Letter”) with Credit Suisse AG (“Credit Suisse”) and Credit Suisse Securities (USA) LLC (“CS Securities”), pursuant to which Credit Suisse has committed to provide the Company with a 364-day bridge loan facility in an aggregate principal amount of up to $1.7 billion in connection with the Merger (the “Bridge Loan Facility”).  CS Securities will act as the lead arranger and bookrunner for the Credit Facilities.  Additional lenders and joint arrangers and bookrunners may, pursuant to the terms of the Commitment Letter, be joined to the Commitment Letter after it is executed.  The Bridge Loan Facility would be guaranteed by the same subsidiaries that guarantee the Company’s existing $500 million revolving credit agreement.  The Commitment

Letter contemplates that the commitments will be reduced by the amount of any additional debt or equity offering by the Company or by any asset sale by the Company with proceeds above $500 million.

The foregoing description of the Commitment Letter is not complete and is qualified in its entirety by reference to the Commitment Letter, which is attached as Exhibit 2.2 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2.1 — Agreement and Plan of Merger* dated November 21, 2016 by and among Dr Pepper Snapple Group, Inc., Superfruit Merger Sub, LLC, Bai Brands LLC (“Bai”) and Fortis Advisors LLC (as representative of the members of Bai)

Exhibit 2.2 — Commitment Letter dated November 21, 2016 by and among Dr Pepper Snapple Group, Inc., Credit Suisse AG and Credit Suisse Securities (USA) LLC

*Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Company Disclosure Letter, and the Purchaser Disclosure Letter (as defined in the Merger Agreement) and the Schedules to the Merger Agreement. The signatory hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr Pepper Snapple Group, Inc.

November 23, 2016	By:	/s/ Wayne R. Lewis

Name: Wayne R. Lewis
Title: Vice President, Assistant Secretary

Exhibit Index

Exhibit No.		Description
Exhibit 2.1	—

Agreement and Plan of Merger* dated November 21, 2016 by and among Dr Pepper Snapple Group, Inc., Superfruit Merger Sub, LLC, Bai Brands LLC (“Bai”) and Fortis Advisors LLC (as representative of the members of Bai)

Exhibit 2.2	—	Commitment Letter dated November 21, 2016 by and among Dr Pepper Snapple Group, Inc., Credit Suisse AG and Credit Suisse Securities (USA) LLC

*Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Company Disclosure Letter, and the Purchaser Disclosure Letter (as defined in the Merger Agreement) and the Schedules to the Merger Agreement. The signatory hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.